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                                                                      Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-71432) pertaining to the JLG Industries, Inc. Employees' Retirement Savings Plan of our report dated June 5, 2003, with respect to the financial statements and supplemental schedule of the JLG Industries, Inc. Employees' Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

                                    /s/ Smith Elliott Kearns & Company, LLC.


Chambersburg, Pennsylvania
June 27, 2003